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                                                                   Exhibit 10.17

                      PALL CORPORATION PROFIT-SHARING PLAN

                                EGTRRA AMENDMENT

         This amendment of the Pall Corporation Profit-Sharing Plan (the "Plan") is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") which amended certain provisions of the Internal Revenue Code of 1986, as amended (the "Code"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan year beginning after December 31, 2001. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

1. Limitations on Contributions.

         1.1 Effective Date. This section shall be effective for limitation years beginning after December 31, 2001

         1.2 Maximum Annual Addition. Except to the extent permitted under section 10 of this amendment and section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a participant's account under the Plan for any limitation year shall not exceed the lesser of:

                  (a) $40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or

                  (b) 100% of the participant's compensation, within the meaning of section 415(c)(3) of the Code, for the limitation year.

         The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(k) or section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

2. Increase in Compensation Limit. The annual compensation of each participant taken into account in determining allocations for any Plan year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. Annual compensation means compensation during the Plan year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.


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3. Modification of Top Heavy Rules.

         3.1 Effective Date. This section shall apply for purposes of determining whether the Plan is a top-heavy plan under section 416(g) of the Code for Plan years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of section 416(c) of the Code for such years. This section amends Article 10 of the Plan.

         3.2      Determination of top-heavy status.

                  (a) Key Employee. Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

                  (b) Determination of Present Values and Amounts. This section
         3.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

                           (i) Distributions During Year Ending on the
                  Determination Date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

                           (ii) Employees Not Perform Services During Year
                  Ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.




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                  (c)      Minimum Benefits.

                           (i) Matching Contributions. Employer matching
                  contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

                           (ii) Contributions Under Other Plans. The top-heavy
                  minimum benefit required under section 416(c) of the Code and section 10.2 of the Plan shall be met in the Pall Corporation Cash Balance Pension Plan (the "Pension Plan"), in the case of each employee who participates in both plans, and the Plan, in the case of each employee who does not participate in the Pension Plan.

4. Vesting of Employer Matching Contributions.

         4.1 Applicability. This section shall apply to participants with accrued benefits derived from employer matching contributions who complete an hour of service under the Plan in a Plan year beginning after December 31, 2001, in respect of matching contributions after such date.

         4.2 Vesting Schedule. A participant's accrued benefit derived from employer matching contributions shall vest according to the following schedule:

         Years of vesting service                  Nonforfeitable percentage

         Less than 2                                          0%
         2, but less than 3                                  20%
         3, but less than 4                                  40%
         4, but less than 5                                  60%
         5 or more                                          100%

5. Direct Rollover of Plan Distributions.

         5.1 Effective Date. This section shall apply to distributions made after December 31, 2001.

         5.2 Modification of Definition of Eligible Retirement Plan. For purposes of the direct rollover provisions in section 7.4 of the Plan, an "Eligible Retirement Plan" shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code.



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         5.3 Modification of Definition of Eligible Rollover Distribution to
Exclude Hardship Distributions. For purposes of the direct rollover provisions of section 7.4 of the Plan, any amount that is distributed on account of hardship shall not be an "Eligible Rollover Distribution" and the distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

         5.4 Modification of Definition of Eligible Rollover Distribution to Include After-tax Employee Contributions. For purposes of the direct rollover provisions in section 7.4 of the Plan, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

6. Rollovers from Other Plans.

         6.1 The Plan will accept participant rollover contributions and/or direct rollovers of distributions made after December 31, 2001, from the types of plans specified below:

                  (a) a qualified plan described in section 401(a) or 403(a) of the Code, including after-tax employee contributions;

                  (b) an annuity contract described in section 403(b) of the Code, excluding after-tax employee contributions;

                  (c) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

         6.2 The Plan will accept a participant rollover contribution after December 31, 2001 of the portion of a distribution from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.



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7. Rollovers Not Disregarded in Involuntary Cash-outs.

         7.1 Effective Date. This section shall be effective for distributions made after December 31, 2001.

         7.2 Rollovers Not Disregarded in Determining Value of Account Balance for Involuntary Distributions. For purposes of section 7.1(c) of the Plan, the value of a participant's nonforfeitable account balance shall be determined by including that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If
the value of the participant's nonforfeitable account balance as so determined is $5,000 or less, the Plan shall immediately distribute the participant's entire nonforfeitable account balance.

8. Repeal of Multiple Use Test. The multiple use test described in Treasury Regulation section 1.401(m)-2 and section 4.4(a) of the Plan shall not apply for Plan years beginning after December 31, 2001.

9. Elective Deferrals - Contribution Limitation. No participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the employer during any taxable year, in excess of the dollar limitation contained in section 402(g) of the Code in effect for such taxable year, except to the extent permitted under section 10 of this amendment and section 414(v) of the Code, if applicable.

10. Catch-up Contributions. Effective for contributions made after December 31, 2001, all employees who are eligible to make effective deferrals under this Plan and who have attained age 50 before the close of the Plan year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

11. Suspension Period Following Hardship Distribution. A participant who receives a distribution of elective deferrals after December 31, 2001, on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for 6 months after receipt of the distribution. A participant who receives a distribution of elective deferrals in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for the period specified in the provisions of the Plan relating to suspension of elective deferrals that were in effect prior to this amendment.





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